Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No.:  333-130373

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued.  Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you.  You may withdraw your indication of interest at any time prior to the notice of allocation.  The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer.  You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  You are advised that securities may not be issued that have the characteristics described in these materials.  The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials.  If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

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(1) that these materials contain confidential information; or

(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or

(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded.  Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

MBS New Issue Term Sheet

MASTR Adjustable Rate Mortgages Trust
2007-2
(ISSUING ENTITY)

Mortgage Pass-Through Certificates

$975,838,000

(APPROXIMATE, SUBJECT TO A +/- 5% VARIANCE)

Mortgage Asset Securitization Transactions, Inc.

(DEPOSITOR)

Wells Fargo Bank, N.A.

(MASTER SERVICER AND TRUST ADMINISTRATOR)

UBS Real Estate Securities Inc.

(TRANSFEROR/SPONSOR)

February 14, 2007

MASTR Adjustable Rate Mortgages Trust 2007-2
Mortgage Pass-Through Certificates
$975,838,000

Structure Overview

Class(1)	Pass-Through Rate	Approx. Size ($)(2)	Certificate Type	Expected WAL (years) Call(3) / Mat(3)	Expected Principal Window Start - Call(3) - Mat(3)	Legal Final Distribution Date	Expected Ratings S&P / Moody’s
Offered Certificates
A-1	(4)	644,096,000	Super Senior, Floater	2.99 / 3.27	1 - 96 - 223	3/25/2047	AAA/Aaa
A-2	(4)	100,000,000	Super Senior, Floater	1.74 / 1.74	1 - 55 - 55	3/25/2047	AAA/Aaa
A-3	(4)	33,333,000	Super Senior, Floater	6.74 / 7.87	55 - 96 - 223	3/25/2047	AAA/Aaa
A-4	(4)	136,529,000	Senior Support, Floater	2.99 / 3.27	1 - 96 - 223	3/25/2047	AAA/Aaa
M-1(5)	(6)	18,171,000	Mezzanine, Floater	5.27 / 5.74	37 - 96 - 151	3/25/2047	AA+/Aa1
M-2(5)	(6)	8,840,000	Mezzanine, Floater	5.25 / 5.68	37 - 96 - 139	3/25/2047	AA+/Aa2
M-3(5)	(6)	7,367,000	Mezzanine, Floater	5.25 / 5.62	37 - 96 - 131	3/25/2047	AA/Aa3
M-4(5)	(6)	5,893,000	Mezzanine, Floater	5.25 / 5.56	37 - 96 - 124	3/25/2047	AA-/A1
M-5(5)	(6)	4,911,000	Mezzanine, Floater	5.25 / 5.48	37 - 96 - 116	3/25/2047	AA-/A2
M-6(5)	(6)	6,876,000	Mezzanine, Floater	5.25 / 5.34	37 - 96 - 108	3/25/2047	A+/Baa1
M-7(5)	(6)	4,911,000	Mezzanine, Floater	5.08 / 5.08	37 - 94 - 94	3/25/2047	A/Baa3
M-8(5)	(6)	4,911,000	Mezzanine, Floater	4.57 / 4.57	37 - 79 - 79	3/25/2047	BBB/Ba2
Non -Offered Certificates
C	(7)	6,384,682	Subordinate	N/A	N/A	3/25/2047	NR/NR
P	(8)	100	Prepayment Charges	N/A	N/A	3/25/2047	NR/NR
R	N/A	N/A	Residual	N/A	N/A	3/25/2047	NR/NR
R-X	N/A	N/A	Residual	N/A	N/A	3/25/2047	NR/NR

Notes:
(1)

The Certificates are backed by the cash flow from a pool of first lien, adjustable-rate mortgage loans.  Each Loan will have an initial fixed interest rate for a period of 3, 5, 7 or 10 years, and will adjust semi-annually or annually thereafter.

(2)	The Approximate Size is subject to a permitted variance of plus or minus 10%.
(3)

Shown to the Pricing Prepayment Speed in this term sheet and assuming that the Certificates are purchased on the Closing Date and that one-month LIBOR, six-month LIBOR, one-year LIBOR and one-year CMT remain at a constant rate of 5.32%, 5.36%, 5.34306% and 5.32%, respectively, and shown to the Optional Termination Date and to maturity.

(4)

The Pass-Through Rate on any Distribution Date with respect to these classes of certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR for the related accrual period plus the related margin, which will increase to the product of 2.0 and the initial margin after the first possible Optional Termination Date if the Optional Termination is not exercised, and (ii) the Net Rate Cap.  In addition, these certificates will be entitled to proceeds from an interest rate cap contract, as described under “Cap Contract” in this term sheet and from an interest rate swap agreement as described under "Swap Agreement" in this term sheet.

(5)	These certificates are not expected to receive any principal distributions prior to the Stepdown Date.
(6)

The Pass-Through Rate on any Distribution Date with respect to these classes of certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR for the related accrual period plus the related margin, which will increase to the product of 1.5 and the initial margin after the first possible Optional Termination Date if the Optional Termination is not exercised, and (ii) the Net Rate Cap.  In addition, each class of these certificates will be entitled to proceeds from an interest rate cap contract, as described under “Cap Contract” and from an interest rate swap agreement as described under "Swap Agreement" in this term sheet.

(7)	The Pass-Through Rate on any Distribution Date with respect to this class of certificates will be as described in the pooling and servicing agreement.
(8)

The Class P Certificates will be entitled to the prepayment premiums or charges received in respect of the  Loans, except such prepayment premiums and charges that are to be paid to the related servicer as more particularly set forth in the pooling and servicing agreement

Transaction Highlights

•

The Loans consist of adjustable-rate, first lien, residential Loans.  Each Loan will have an initial fixed interest rate for a period of 3, 5, 7 or 10 years, and will adjust semi-annually or annually thereafter.

•

The transaction consists of a Senior / Subordinate / OC structure.

•

The Credit Enhancement for the Certificates will be provided through Subordination, Overcollateralization and Excess Interest.  The Credit Enhancement information shown below is approximate and subject to +/- 0.50% variance.

•

None of the Loans are classified as “High Cost” loans.

•

All numbers and percentages herein relating to the Loans are as of the Statistical Cut-off Date.

•

The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.

•

Bloomberg: MARM 2007-2

•

Intex:  MARM0702

Transaction Overview
Issuing Entity:	MASTR Adjustable Rate Mortgages Trust 2007-2
Depositor:	Mortgage Asset Securitization Transactions, Inc.
Transferor/Sponsor:	UBS Real Estate Securities Inc.
Master Servicer, Trust Administrator and Custodian:	Wells Fargo Bank, N.A.
Originators:

Countrywide Home Loans, Inc. is the Originator with respect to all of the Loans. For information about Countrywide Home Loans, Inc., as Originator, see “The Originator” and “Underwriting Standards” in the term sheet supplement.

Servicers:

Countrywide Home Loans Servicing LP is the Servicer with respect to all of the Loans. For information about Countrywide Home Loans Servicing LP, as Servicer, see “The Master Servicer and the Servicer” in the term sheet supplement.

Trustee:	U.S. Bank, National Association
Cap Provider:	TBD. The cap provider will have a minimum long-term counterparty rating of AA- by Standard & Poor’s.
Swap Provider:	TBD. The swap provider will have a minimum long-term counterparty rating of AA- by Standard & Poor’s.
Lead Underwriter:	UBS Securities LLC
Credit Risk Manager:	Wells Fargo Bank, N.A.
Certificates:

The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (collectively referred to herein as the “Senior Certificates”), the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (collectively referred to herein as the “Mezzanine Certificates”), and the Class C, Class P, Class R and Class R-X Certificates. The Certificates are backed by a pool of first lien, adjustable-rate mortgage loans (the “Loans”).

Senior Certificates:	The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates.
Mezzanine Certificates:	The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates.
Offered Certificates:	The Senior Certificates and the Mezzanine Certificates.
Non-Offered Certificates:	The Class C, Class P, Class R and Class R-X Certificates.
LIBOR Certificates:

The Senior Certificates and the Mezzanine Certificates.

On each determination date, one-month LIBOR will be equal to the London interbank offered rate for one-month United States dollar deposits as quoted on the Bloomberg terminal. If such rate is not quoted on the Bloomberg terminal (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trust Administrator), one-month LIBOR will be equal to the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.0125%) of the offered rates for United States dollar deposits for one month that are quoted by the leading banks selected by the Trust Administrator that are engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

No Delay Certificates:	The LIBOR Certificates.
Collateral:

As of January 1, 2007, the “Statistical Cut-Off Date”, the Loans will consist of approximately 1,400 adjustable-rate, first lien mortgage loans totaling approximately $981,368,383.  Each Loan will have an initial fixed-rate period of 3, 5, 7 or 10 years.  For more information regarding the Loans, see Annex IV attached to this term sheet.

Expected Pricing Date:	On or about February 28, 2007
Expected Closing Date:	On or about February 28, 2007
Statistical Cut-off Date:	January 1, 2007
Cut-off Date:	February 1, 2007
Record Date:

With respect to the No Delay Certificates, the business day immediately preceding a Distribution Date, or if the No Delay Certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that Distribution Date.

Payments on each Distribution Date, including the first Distribution Date, will be made only to Certificateholders of record as of the related Record Date.

Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in March 2007.
Determination Date:

The Determination Date with respect to any Distribution Date is on the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

Due Period:

The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which the Distribution Date occurs and ends on the first day of the month in which the Distribution Date occurs.

Prepayment Period:	The calendar month preceding the month in which the related Remittance Date occurs.
Accrual Period:

With respect to any Distribution Date for each class of No Delay Certificates, the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the closing date, in the case of the first Distribution Date) and ending on the day immediately prior to that Distribution Date.

Optional Termination:

The majority holder of the Class C Certificates (so long as such holder is not the sponsor or an affiliate of the sponsor), or if the majority holder of the Class C Certificates does not exercise its optional termination rights on such date, the Master Servicer, will have the right to purchase all of the Loans and REO Property in the Trust on any Distribution Date on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Loans and REO Properties is less than or equal to 10% of the aggregate stated principal balance of the Loans as of the Cut-off Date.

Optional Termination Date:

The first Distribution Date on which the aggregate principal balance of the Loans, after giving effect to distributions to be made on that Distribution Date, is less than or equal to 10% of the aggregate principal balance of the Loans as of the Cut-off Date.

Pricing Prepayment Speed:	The Offered Certificates will be priced to a prepayment speed of 25% CPR.
ERISA:

The Senior Certificates and the Mezzanine Certificates are expected to be eligible for purchase by or with assets of employee benefit plans and other plans and arrangements that are subject to Title I of ERISA or Section 4975 of the Internal Revenue Code, subject to certain conditions.  However, prior to the termination of the Swap Agreement, the Senior Certificates and the Mezzanine Certificates may not be acquired or held by a person investing assets of any employee benefit plans or other retirement arrangements, unless such acquisition or holding is eligible for the exemptive relief available under a statutory or administrative exemption.  Prospective investors should review with their legal advisors whether the purchase and holding of the Senior Certificates or the Mezzanine Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code.

SMMEA:

The Senior Certificates and any Mezzanine Certificates that are rated in one of the top two rating categories of either Rating Agency are expected to constitute “mortgage related securities” for purposes of SMMEA.  The remaining Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Taxation:	The Issuing Entity will be established as one or more REMICs for federal income tax purposes.
Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.
Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof; provided certificates must be purchased in minimum total investments of $100,000.
Interest
Advances:

The Servicer (or to the extent that the Servicer fails to do so, the Master Servicer) is required to advance delinquent payments of principal and interest on the Loans to the extent such amounts are deemed recoverable.  The Servicer and the Master Servicer are entitled to reimbursement for these advances, and therefore these advances are not a form of credit enhancement.

Pass-Through Rate:	The Pass-Through Rate with respect to each class of Certificates is set forth in the footnotes of the table beginning on page 3 of this term sheet.
Margins:	The margin with respect to each Class of LIBOR Certificates is as follows:

Class	Margin
	(1)	(2)
Class A-1	0.160%	0.320%
Class A-2	0.110%	0.220%
Class A-3	0.210%	0.420%
Class A-4	0.210%	0.420%
Class M-1	0.240%	0.360%
Class M-2	0.260%	0.390%
Class M-3	0.300%	0.450%
Class M-4	0.380%	0.570%
Class M-5	0.410%	0.615%
Class M-6	0.800%	1.200%
Class M-7	1.500%	2.250%
Class M-8	1.500%	2.250%

_________________________________________

(1)  For any Distribution Date occurring on or prior to the first possible Optional Termination Date.

(2)  For any Distribution Date occurring after the first possible Optional Termination Date.

Available Funds:	For any Distribution Date is equal to the sum of (a) the Interest Remittance Amount for that Distribution Date and (b) the Principal Remittance Amount for that Distribution Date.
Prepayment Interest Shortfall:

With respect to any Distribution Date and each Loan with respect to which a prepayment in full or a partial prepayment has occurred during the month preceding such Distribution Date, the difference between (a) one month’s interest at the Net Mortgage Rate on the Scheduled Principal Balance of the Loan, if such Loan was prepaid in full, or on the amount of the partial payment, if such Loan was not prepaid in full, as applicable, and (b) the excess of (i) the amount of interest actually received with respect to the amount of the partial payment of such Loan that was prepaid during the related Prepayment Period over (ii) the product of the servicing fee rate multiplied by the Scheduled Principal Balance of the Loan.

Compensating Interest:

For any Distribution Date and any servicer is an amount required to be paid by such servicer under the related servicing agreement in connection with Prepayment Interest Shortfalls that occur on Loans serviced by such servicer for the related Distribution Date.  The amount of such Compensating Interest payments is generally limited to the aggregate servicing fees due to the applicable servicer for such Distribution Date.  If any servicer fails to make its required Compensating Interest payment on any Distribution Date, the master servicer will be required to make such Compensating Interest payment to the same extent that such servicer was required to make such Compensating Interest payment.

Interest Remittance Amount:

For any Distribution Date:

(a)

the sum, without duplication, of:

(1)

all scheduled interest on the Loans due on the related Due Date that are received on or prior to the related Determination Date, less the servicing fees and any payments made in respect of premiums on lender paid insurance mortgage loans,

(2)

all interest on prepayments on the Loans, other than Prepayment Interest Excess,

(3)

all Advances relating to interest in respect of the Loans,

(4)

amounts paid by any Servicer or the Master Servicer in respect of Compensating Interest, and

(5)

liquidation proceeds on the Loans received during the related Prepayment Period (to the extent such liquidation proceeds relate to interest),

minus

(b)

all non-recoverable Advances relating to interest and certain expenses reimbursed since the prior Due Date.

Interest Entitlement:
No-Delay Certificates:	On the basis of a 360-day year and the actual number of days in the related accrual period.
Current Interest:

With respect to each class of Senior and Mezzanine Certificates and each Distribution Date, is the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the class principal balance of such class immediately prior to such Distribution Date.

Interest Carry Forward Amount:

With respect to each class of Senior and Mezzanine Certificates and each Distribution Date, is the excess of:

(a)

Current Interest for such class with respect to prior Distribution Dates, over

(b)

the amount actually distributed to such class with respect to interest on prior Distribution Dates.

Net Mortgage Rate:

With respect to any Distribution Date and each Loan, the mortgage rate thereof as of the due date occurring in the month preceding the month of the Distribution Date (after giving effect to principal prepayments in the prepayment period related to that prior due date) less the related servicing fee rate and any lender paid mortgage insurance premiums for such Loan (expressed as a per annum percentage of its stated principal balance).

Net Maximum Mortgage Rate:

With respect to any Distribution Date and each Loan, the maximum mortgage rate thereof as of the due date occurring in the month preceding the month of the Distribution Date (after giving effect to principal prepayments in the prepayment period related to that prior due date) less the related servicing fee rate and any lender paid mortgage insurance premiums for such Loan (expressed as a per annum percentage of its stated principal balance).

Net WAC:

For any Distribution Date, is the weighted average of the Net Mortgage Rate of each Loan, weighted on the basis of its Stated Principal Balance as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

Net Maximum WAC:

For any Distribution Date, is the weighted average of the Net Maximum Mortgage Rate of each Loan, weighted on the basis of its Stated Principal Balance as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

Adjusted Net Maximum WAC:

For any Distribution Date, is the sum of (i) the Net Maximum WAC, (ii) the product of (x) any amounts received in respect of the Cap Contract for the related Accrual Period and (y) a fraction, the numerator of which is 12 and the denominator of which is the aggregate Stated Principal Balance of the Loans as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) and (iii) the product of (x) any amounts received in respect of the Swap Agreement for the related Accrual Period and (y) a fraction, the numerator of which is 12 and the denominator of which is the aggregate Stated Principal Balance of the Loans as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

Net Rate Cap:

For any Distribution Date and any class of Offered Certificates, is the product of:

(x)  the excess, if any of:

       (i)  the Net WAC

        over

       (ii) the product of (a) the aggregate of any Net Swap Payments and Swap Termination Payments not resulting from the Swap Provider Trigger Event owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date divided by the Loan Balance for such Distribution Date multiplied by (b) 12;

multiplied by

(y)  a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related Accrual Period.

Adjusted Net Rate Cap:

For any Distribution Date and any class of Offered Certificates, is the product of:

(x)  the excess, if any of:

       (i)  the Adjusted Net Maximum WAC,

        over

       (ii) the product of (a) the aggregate of any Net Swap Payments and Swap Termination Payments not resulting from the Swap Provider Trigger Event owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date divided by the Loan Balance for such Distribution Date multiplied by (b) 12;

multiplied by

(y)  a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related Accrual Period.

Net Rate Carryover:

For each class of Offered Certificates on any Distribution Date is equal to the sum of:

(a)

the excess, if any, of:

(i)

the amount of interest that such class would have accrued for such Distribution Date had the Pass-Through Rate for that class and the related Accrual Period been calculated based on the Adjusted Net Rate Cap, over

(ii)

the amount of interest such class accrued on such Distribution Date based on the Net Rate Cap, and

(b)

the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, calculated by replacing “Net Rate Cap” with “Adjusted Net Rate Cap” in the definition thereof).

Principal
Principal Remittance Amount:

For any Distribution Date is equal to:

(a)

the sum, without duplication, of:

(1)

the principal portion of the regular monthly payment collected or advanced on the Loans with respect to the related Due Date,

(2)

prepayments on the Loans collected in the related Prepayment Period,

(3)

the Stated Principal Balance of each Loan that was repurchased by the Transferor or purchased by the Master Servicer with respect to that Distribution Date,

(4)

any substitution adjustment amounts in respect of Loans,

(5)

all liquidation proceeds in respect of Loans (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of Loans received during the related Prepayment Period, and

(6)  all net proceeds of any insurance policies with respect to the Loans, to the extent those proceeds are not applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the servicer’s normal servicing procedures, minus

(b)

all non-recoverable Advances relating to principal and certain expenses reimbursed since the prior Due Date.

Basic Principal Distribution Amount:

With respect to any Distribution Date is the lesser of (a) the aggregate class principal balance of the Senior and Mezzanine Certificates immediately prior to such Distribution Date and (b) the excess, if any, of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount for such Distribution Date.

Principal Distribution Amount:

With respect to any Distribution Date is the sum of (i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Overcollateralization Maintenance Amount for such Distribution Date.

Stated Principal Balance:

For any Loan and Due Date, the unpaid principal balance of the Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and (ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that Loan through the last day of the related Prepayment Period.

Pool Principal Balance:	The aggregate of the Stated Principal Balances of the Loans.
Senior Principal Distribution Amount:

For any Distribution Date, will equal the excess of:

(a)

the aggregate class principal balance  of the Senior Certificates immediately prior to such Distribution Date, over

(b)

the lesser of (A) the product of (i) (x) approximately 86.10% and (ii) the aggregate Stated Principal Balance of the Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor.

Mezzanine Principal Distribution Amount:

For any class of Mezzanine Certificates and Distribution Date, the excess of:

(1)

the sum of:

(a)

the aggregate class principal balance of the Senior Certificates after taking into account the distribution of the Senior Principal Distribution Amount for such Distribution Date,

(b)

the aggregate class principal balance of any classes of Mezzanine Certificates that are senior to the applicable Mezzanine Certificates (e.g., the Class M-1 Certificates are senior to the Class M-2 Certificates) after taking into account the distribution of the applicable Mezzanine Principal Distribution Amount for such more senior classes of Mezzanine Certificates for such Distribution Date, and

(c)

the class principal balance of such class of Mezzanine Certificates immediately prior to such Distribution Date, over

(2)

the lesser of (a) the product of (x) 100% minus the applicable Stepdown Target Subordination Percentage for the subject class of Mezzanine Certificates for that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor; provided, however, that if such class of Mezzanine Certificates is the only class of Mezzanine Certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount until its class principal balance is reduced to zero.

Initial Target Subordination Percentage and Stepdown Target Subordination Percentage:

The “Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage” for each class of Mezzanine Certificates will equal the respective percentages indicated in the following table:

	Class	Initial Target Subordination Percentage	Stepdown Target Subordination Percentage
	Class M-1	5.10%	10.20%
	Class M-2	4.20%	8.40%
	Class M-3	3.45%	6.90%
	Class M-4	2.85%	5.70%
	Class M-5	2.35%	4.70%
	Class M-6	1.65%	3.30%
	Class M-7	1.15%	2.30%
	Class M-8	0.65%	1.30%

The Initial Target Subordination Percentages will not be used to calculate distributions on the Mezzanine Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Mezzanine Certificates and the related overcollateralization amount. The Initial Target Subordination Percentage for any class of Mezzanine Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate initial class principal balance of any class(es) of certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Stated Principal Balance of the Loans as of the Cut-off Date.

	OC Floor:	An amount equal to 0.35% of the aggregate Stated Principal Balance of the Loans as of the Cut-off Date.
	Overcollateralization Amount:

For any Distribution Date is an amount equal to the excess, if any, of (i) the aggregate Stated Principal Balance of the Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) over (ii) the sum of the aggregate class principal balance of the Senior and Mezzanine Certificates as of such Distribution Date (after giving effect to distributions of the Principal Distribution Amount to be made on such Distribution Date).

	Overcollateralization Target Amount:

With respect to any Distribution Date (a) prior to the Stepdown Date, an amount equal to 0.65% of the aggregate Stated Principal Balance of the Loans as of the Cut-off Date and (b) on or after the Stepdown Date, the greater of (i)  an amount equal to 1.30% of the aggregate Stated Principal Balance of the Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

	Overcollateralization Release Amount

With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date and without giving effect to any other distributions on the Certificates in reduction of their respective class principal balances on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date.

	Overcollateralization Deficiency Amount:

With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount for such Distribution Date exceeds the Overcollateralization Amount for such Distribution Date (after giving effect to distributions in respect of the Principal Remittance Amount on such Distribution Date but before giving effect to any other distributions on the Certificates in reduction of the their respective class principal balances on such Distribution Date).

	Overcollateralization Maintenance Amount:	With respect to any Distribution Date, the lesser of (a) the Net Monthly Excess Cashflow for such Distribution Date and (b) the Overcollateralization Deficiency Amount for such Distribution Date.
	Net Monthly Excess Cashflow:

With respect to any Distribution Date, the sum for such Distribution Date of (a) any Overcollateralization Release Amount and (b) the excess of (x) the aggregate Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Current Interest for  Offered Certificates, (B) the Interest Carry Forward Amount for the Senior Certificates, (C) the Basic Principal Distribution Amount, and (D) any Net Swap Payments or Swap Termination Payments (not caused by any Swap Provider Trigger Event) payable to the Swap Provider.

	Stepdown Date:

The earlier to occur of:

(a)

the Distribution Date following the Distribution Date on which the aggregate class principal balance of the Senior Certificates is reduced to zero, and

(b)

the later to occur of (x) the Distribution Date in March 2010 and (y) the first Distribution Date on which a fraction, the numerator of which is the excess of the aggregate Stated Principal Balance of the Loans as of the Due Date in the month preceding the month in which that Distribution Date occurs (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date) over the aggregate class principal balance of the Senior Certificates immediately prior to that Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of the Loans as of the Due Date in the month of the current Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date) is greater than or equal to approximately 13.90%.

	Trigger Event:

A “Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if either a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

	Delinquency Trigger Event:

A “Delinquency Trigger Event” is in effect with respect to a Distribution Date on or after the Stepdown Date if the Rolling Sixty Day Delinquency Rate for the outstanding Loans equals or exceeds 40.00% of the Senior Enhancement Percentage.

	Senior Enhancement Percentage:

With respect to any Distribution Date, the Senior Enhancement Percentage will be equal to a fraction (expressed as a percentage), the numerator of which is the sum of (x) the aggregate class principal balance of the Mezzanine Certificates immediately prior to that distribution date and (y) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such Distribution Date, and, the denominator of which is the aggregate Stated Principal Balance of the Loans after giving effect to distributions to be made on that distribution date.

	Cumulative Loss Trigger Event:

A “Cumulative Loss Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if the aggregate amount of Realized Losses on the Loans from (and including) the Cut-Off Date to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the cut-off date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the aggregate Stated Principal Balance of the Loans, as set forth below:

		Distribution Date	Percentage
		March 2009 – February 2010	0.20% with respect to March 2009, plus an additional 1/12th of 0.30% for each month thereafter through February 2010.
		March 2010 – February 2011	0.50% with respect to March 2010, plus an additional 1/12th of 0.35% for each month thereafter through February 2011.
		March 2011 – February 2012	0.85% with respect to March 2011, plus an additional 1/12th of 0.35% for each month thereafter through February 2012.
		March 2012 – February 2013	1.20% with respect to March 2012, plus an additional 1/12th of 0.20% for each month thereafter through February 2013.
		March 2013 and thereafter	1.40%
	Unpaid Realized Loss Amount:

For any class of certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the class principal balance of that class due to the allocation of Subsequent Recoveries to the class principal balance of that class.

	Rolling Sixty-Day Delinquency Rate:	With respect to any Distribution Date on or after the Stepdown Date is the average of the Sixty-Day Delinquency Rates and Distribution Date and the two immediately preceding Distribution Dates.
	Sixty-Day Delinquency Rate:

With respect to any Distribution Date on or after the Stepdown Date, is a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for such Distribution Date of all Loans that were 60 or more days delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such Distribution Date of the Loans as of the related Due Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

	Realized Loss:

With respect to any Distribution Date and any defaulted Loan, is the excess of the Stated Principal Balance of such defaulted Loan over the liquidation proceeds allocated to principal that have been received with respect to such Loan on or at any time prior to the Due Date after such Loan has been liquidated.

	Subsequent Recoveries:

Unexpected recoveries received after the determination by the related servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the related servicer in connection with the liquidation of any Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

	Distribution of Available Funds
	Distributions of Interest:

On each Distribution Date, the Interest Remittance Amount will be distributed in the following amounts and order of priority:

(1)

first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;

(2)

second, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from the Swap Provider Trigger Event pursuant to the Swap Agreement;

(3)

third, concurrently, to each class of Senior Certificates, pro rata, the Current Interest and the Interest Carry Forward Amount for each such class and such Distribution Date; and

(4)

fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, the Current Interest for each such class and such Distribution Date.

	Distributions of Principal:

On each Distribution Date, up to the Principal Distribution Amount will be distributed in the following amounts and order of priority:

(A)

on each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect in the following order of priority:

(1)

first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date remaining unpaid following distributions of the Interest Remittance Amount;

(2)

second, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from the Swap Provider Trigger Event pursuant to the Swap Agreement remaining unpaid following distributions of the Interest Remittance Amount;

(3)

third, concurrently, as follows:

(a)   approximately 70.4732602592%, to the Class A-1 Certificates, until its class principal balance is reduced to zero;

(b)   approximately 14.5885259498% , sequentially, to the Class A-2 and Class A-3 Certificates, in that order, until their respective class principal balance are reduced to zero;

(c) approximately 14.9382137910%, to the Class A-4 Certificates, until its class principal balance is reduced to zero;

(4)

fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, until their respective class principal balances are reduced to zero; and

 (B)

on each Distribution Date on or after the Stepdown Date so long as a Trigger Event is not in effect, in the following order of priority:

(1)

first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date remaining unpaid following distributions of the Interest Remittance Amount;

(2)

second, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from the Swap Provider Trigger Event pursuant to the Swap Agreement remaining unpaid following distributions of the Interest Remittance Amount;

(3)

third, concurrently, in an amount up to the Senior Principal Distribution Amount, as follows:

(a) approximately 70.4732602592%, to the Class A-1 Certificates, until its class principal balance is reduced to zero;

(b)  approximately 14.5885259498%, sequentially, to the Class A-2 and Class A-3 Certificates, in that order, until their respective class principal balance are reduced to zero;

(c) approximately 14.9382137910%, to the Class A-4 Certificates, until its class principal balance is reduced to zero; and

   (4)

fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in an amount up to the related Mezzanine Principal Distribution Amount, until their respective class principal balances are reduced to zero.

	Distributions of Net Monthly Excess Cashflow:

On each Distribution Date, after distributions pursuant to “Distributions of Interest” and “Distributions of Principal” above, the Net Monthly Excess Cashflow, if any, will be distributed, sequentially, as follows:

(1)

first, to the class or classes of certificates then entitled to receive distributions of principal pursuant to clause (A) or (B) under “Distributions of Principal” above, in an amount up to any Overcollateralization Maintenance Amount for such Distribution Date, in the order of priority set forth in clause (A) or (B) of “Distributions of Principal” above, as applicable;

(2)

second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, the Interest Carry Forward Amount for each such class and such Distribution Date;

(3)

third, sequentially, (i) first, concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata based on the amount of Unpaid Realized Loss Amount for each such class, in an amount up to the Unpaid Realized Loss Amount for each such class and (ii) second, to the Class A-4 Certificates, in an amount up to the Unpaid Realized Loss Amount for such class;

(4)

fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in an amount up to the Unpaid Realized Loss Amount for each such class;

(5)

fifth, to the Senior Certificates, pro rata based on the Net Rate Carryover amount with respect to each such class of certificates, as applicable, in an amount up to the Net Rate Carryover for each such class of certificates, as applicable;

(6)     sixth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in an amount up to the Net Rate Carryover for each such class;

(7)   seventh, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider resulting from the Swap Provider Trigger Event pursuant to the Swap Agreement; and

(8)

eighth, to the Class C, Class P, Class R and Class R-X Certificates, in each case in the amounts specified in the pooling and servicing agreement;

provided, that any distributions pursuant to “Net Monthly Excess Cashflow Distributions” above will be made prior to any distributions from the Cap Account and the Swap Account.

Any Interest Carry Forward Amounts, Unpaid Realized Loss Amounts or Net Rate Carryover that remains after the class principal balance of the related certificates is reduced to zero will be extinguished.

	Cap Contract:

For each Distribution Date on and after the Distribution Date in February 2008 to and including the Distribution Date in February 2017, the Offered Certificates will have the benefit of a cap contract to pay amounts in respect of Net Rate Carryover on such certificates.  The Cap Contract requires the counterparty to make a payment in an amount equal to the product of (i) the excess of one-month LIBOR (as set forth in the Cap Contract) for any accrual period (subject to a high strike rate) over the low strike rate set forth in the Cap Contract (and set forth in Annex II to this term sheet, along with the high strike rate), (ii) 250, (iii) the lesser of (a) Cap Notional Amount and (b) the aggregate class principal balance of the offered certificates immediately prior to that distribution date and (iv) the number of days in the related accrual period divided by 360.  The “Cap Notional Amount” will be equal to the product of (a) the “Cap Base Calculation Amount” (as shown on Annex II of this term sheet) for that distribution date multiplied by (b) a fraction, the numerator of which is 1 and the denominator of which is 250.  Cap payments, if any, made by the counterparty will be deposited in the Cap Contract Reserve Account and will be available for distribution in respect of Net Rate Carryover amounts on the Offered Certificates, as set forth in this term sheet. Any amounts received under the cap contract in excess of amounts required to pay Net Rate Carryover amounts on any Distribution Date will be distributed to the holders of the Class C Certificates and will not be available for the payment of Net Rate Carryover  amounts on the Offered Certificates on future Distribution Dates.

The pooling and servicing agreement will require the trust administrator to establish an account (the “Cap Account”) in the trust on behalf of the holders of the Senior and Mezzanine Certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Cap Account. The Cap Account will be an asset of the issuing entity but will not be an asset of any REMIC.

On each Distribution Date, the trust administrator will deposit in the Cap Account any amounts received in respect of the Cap Contract for the related Accrual Period. On each Distribution Date, after any distributions pursuant to “Distributions of Net Monthly Excess Cashflow” above, such amounts received in respect of the Cap Contract will be distributed to the Senior and Mezzanine Certificates to the extent necessary and to the extent not previously distributed in the following order of priority:

(1)

first, concurrently, to pay the Senior Certificates, pro-rata, based on the amounts due to cover any Net Rate Carryover for each such class;

(2)

second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, any Net Rate Carryover amount for each such class; and

(3)   third, to the Class C, Class P, Class R and Class R-X Certificates, in each case in the amounts specified in the pooling and servicing agreement.

Swap Agreement:

On or before the Closing Date, the Trust Administrator as trustee under the supplemental interest trust will enter into the Swap Agreement with the Swap Provider.  On each Distribution Date, each class of the Senior and Mezzanine Certificates will have the benefit of the Swap Agreement to (i) maintain overcollateralization, (ii) pay Unpaid Realized Loss Amounts, (iii) pay interest shortfalls and (iv) pay Net Rate Carryover amounts on such certificates for such Distribution Date.

The pooling and servicing agreement will require the trust administrator to establish an account (the “Swap Account”), which will be held in trust in the supplemental interest trust by the trust administrator, as trust administrator of the supplemental interest trust, on behalf of the holders of the Senior and Mezzanine Certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Swap Account. The Swap Account will not be an asset of the issuing entity or of any REMIC.

Under the Swap Agreement, on the business day prior to each Distribution Date, (i) the supplemental interest trust will be obligated to pay to the Swap Provider from amounts available therefor pursuant to the pooling and servicing agreement, a fixed payment equal to product of (w) 250, multiplied by (x) a per annum rate for such Distribution Date as shown on Annex III of this term sheet (the “Swap Fixed Rate”), multiplied by (y) the Swap Notional Amount (as defined below), and multiplied by (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the actual number of days elapsed from the closing date to but excluding the first Distribution Date) and the denominator of which is 360 and (ii) the Swap Provider will be obligated to pay to the trust administrator a floating payment equal to the product of (w) 250, multiplied by (x) one-month LIBOR (as determined pursuant to the Swap Agreement), multiplied by (y) the Swap Notional Amount, and  multiplied by (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the closing date to but excluding the first Distribution Date), and the denominator of which is 360.  For purposes of calculating the fixed payment and floating payment on any Distribution Date, the “Swap Notional Amount” will be equal to the product of (a) the “Swap Base Calculation Amount” (as shown on Annex III of this term sheet) for that distribution date multiplied by (b) a fraction, the numerator of which is 1 and the denominator of which is 250.  A net payment will be required to be made on the business day prior to each Distribution Date (each such net payment, a “Net Swap Payment”) (a) by the supplemental interest trust, to the Swap Provider, to the extent that the fixed payment exceeds the corresponding floating payment, or (b) by the Swap Provider to the supplemental interest trust to the extent that the floating payment exceeds the corresponding fixed payment.

The initial Swap Base Calculation Amount will be approximately $982,222,683.  The Swap Agreement will terminate immediately after the Distribution Date in March 2012 unless terminated earlier upon the occurrence of a swap default, an early termination event or an additional termination event.

Upon early termination of the Swap Agreement, the supplemental interest trust or the Swap Provider may be liable to make a payment (a “Swap Termination Payment”) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the supplemental interest trust is required to make a Swap Termination Payment, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to any distribution to certificateholders.

Net Swap Payments and Swap Termination Payments payable by the supplemental interest trust will be deducted from available funds (other than Swap Termination Payments resulting from the Swap Provider Trigger Event) before distributions to certificateholders and will first be deposited into the Swap Account before payment to the Swap Provider.

On each Distribution Date, the Trust Administrator will withdraw from the Swap Account any amounts received in respect of the Swap Agreement (such amounts, the “Swap Amounts”) and following distribution of the Interest Remittance Amount, the Principal Remittance Amount, the Net Monthly Excess Cashflow and any distributions from the Cap Account, will distribute the Swap Amounts to the Senior and Mezzanine Certificates and the Swap Provider to the extent necessary and to the extent not previously distributed in the following order of priority:

(1)

first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;

(2)

second, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from the Swap Provider Trigger Event pursuant to the Swap Agreement;

(3)

third, to the class or classes of certificates then entitled to receive distributions of principal pursuant to clause (A) or (B) under “Distributions of Principal” above, in an amount up to any Overcollateralization Maintenance Amount for such Distribution Date, in the order of priority set forth in clause (A) or (B) of “Distributions of Principal” above, as applicable;

(4)

fourth, sequentially, (i) first, concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata based on the amount of Unpaid Realized Loss Amount for each such class, in an amount up to the Unpaid Realized Loss Amount for each such class and (ii) second, to the Class A-4 Certificates, in an amount up to the Unpaid Realized Loss Amount for such class;

(5)

fifth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in an amount up to the Unpaid Realized Loss Amount for each such class;

(6)

sixth, to the Senior Certificates, pro rata based on the amount of Net Rate Carryover with respect to each such class of certificates, as applicable, in an amount up to the Net Rate Carryover for each such class of certificates, as applicable;

(7)

seventh, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in an amount up to the Net Rate Carryover for each such class and such Distribution Date.

(8)

eighth, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider resulting from the Swap Provider Trigger Event pursuant to the Swap Agreement; and

(9)

ninth, to the Class C, Class P, Class R and Class R-X Certificates, in each case in the amounts specified in the pooling and servicing agreement.

	Applied Realized Loss Amounts:

After the credit enhancement provided by excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the related subordinated classes will comprise the sole source of funds from which credit enhancement is provided to the related senior certificates.

If on any Distribution Date, after giving effect to the distributions described above, the aggregate class principal balance of the certificates exceeds the aggregate Stated Principal Balance of the Loans, the amount of such excess will be applied first, to reduce the class principal balances of the Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until their respective class principal balances are reduced to zero; second, to reduce the class principal balance of the Class A-4 Certificates, until its class principal balance is reduced to zero; and third to reduce the class principal balance of the Class A-1, Class A-2 and Class A-3 Certificates, pro rata based on class principal balance, until their respective class principal balances are reduced to zero.  Any such reduction described in this paragraph is an “Applied Realized Loss Amount.”  Interest on any class of certificates, the class principal balance of which has been reduced through the application of Applied Realized Loss Amounts as described above will accrue for the related class of certificates on the class principal balance as so reduced unless the class principal balance is subsequently increased due to the allocation of Subsequent Recoveries to the class principal balance of such class.

MASTR Adjustable Rate Mortgage 2007-2 Mortgage Pass-Through Certificates

Annex I — Sensitivity Analysis
To Optional Termination(1)

Class A-1 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	21.76	6.19	2.99	1.80	1.18
Principal Window (mos)	1-347	1-190	1-96	1-59	1-40

Class A-2 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	19.59	3.71	1.74	1.05	0.72
Principal Window (mos)	1-322	1-117	1-55	1-31	1-21

Class A-3 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	28.28	13.63	6.74	4.06	2.54
Principal Window (mos)	322-347	117-190	55-96	31-59	21-40

Class A-4 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	21.76	6.19	2.99	1.80	1.18
Principal Window (mos)	1-347	1-190	1-96	1-59	1-40

Class M-1 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	26.84	10.69	5.27	3.82	3.32
Principal Window (mos)	280-347	62-190	37-96	40-59	40-40

Class M-2 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	26.84	10.69	5.25	3.76	3.32
Principal Window (mos)	280-347	62-190	37-96	39-59	40-40

Class M-3 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	26.84	10.69	5.25	3.75	3.32
Principal Window (mos)	280-347	62-190	37-96	39-59	40-40

Class M-4 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	26.85	10.69	5.25	3.71	3.32
Principal Window (mos)	280-347	62-190	37-96	38-59	40-40

Class M-5 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	26.85	10.69	5.25	3.70	3.30
Principal Window (mos)	280-347	62-190	37-96	38-59	39-40

Class M-6 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	26.84	10.69	5.25	3.69	3.24
Principal Window (mos)	280-347	62-190	37-96	37-59	38-40

Class M-7 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	26.78	10.39	5.08	3.55	3.16
Principal Window (mos)	280-347	62-186	37-94	37-58	38-39

Class M-8 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	26.48	9.48	4.57	3.25	3.09
Principal Window (mos)	280-340	62-160	37-79	37-48	37-38

(1) The modeling assumptions are based on the Expected Closing Date.

Sensitivity Analysis
To Maturity(1)

Class A-1 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	21.81	6.61	3.27	1.99	1.29
Principal Window (mos)	1-360	1-340	1-223	1-143	1-98

Class A-2 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	19.59	3.71	1.74	1.05	0.72
Principal Window (mos)	1-322	1-117	1-55	1-31	1-21

Class A-3 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	28.49	15.31	7.87	4.79	3.00
Principal Window (mos)	322-360	117-340	55-223	31-143	21-98

Class A-4 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	21.81	6.61	3.27	1.99	1.29
Principal Window (mos)	1-360	1-340	1-223	1-143	1-98

Class M-1 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	26.95	11.45	5.74	4.12	3.93
Principal Window (mos)	280-357	62-274	37-151	40-94	44-64

Class M-2 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	26.95	11.37	5.68	4.03	3.70
Principal Window (mos)	280-356	62-258	37-139	39-86	42-59

Class M-3 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	26.94	11.29	5.62	3.98	3.58
Principal Window (mos)	280-355	62-247	37-131	39-82	41-55

Class M-4 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	26.93	11.19	5.56	3.90	3.48
Principal Window (mos)	280-354	62-235	37-124	38-76	40-52

Class M-5 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	26.91	11.06	5.48	3.84	3.40
Principal Window (mos)	280-353	62-223	37-116	38-72	39-49

Class M-6 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	26.88	10.83	5.34	3.75	3.28
Principal Window (mos)	280-351	62-210	37-108	37-67	38-45

Class M-7 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	26.78	10.39	5.08	3.55	3.16
Principal Window (mos)	280-347	62-186	37-94	37-58	38-39

Class M-8 Certificates

Pricing Speed	0% CPR	12.5% CPR	25% CPR	37.5% CPR	50% CPR
WAL (yrs)	26.48	9.48	4.57	3.25	3.09
Principal Window (mos)	280-340	62-160	37-79	37-48	37-38

(1) The modeling assumptions are based on the Expected Closing Date.

Net Rate Cap for LIBOR Certificates(5)
Period	NRC(1)	NRC(2)	Effective	Effective	Period	NRC(1)	NRC(2)	Effective	Effective
			NRC(3)	NRC(4)				NRC(3)	NRC(4)

1	7.50	7.50	7.60	7.60	49	6.71	6.66	9.74	13.51
2	6.05	6.05	20.77	20.77	50	6.11	6.10	9.01	12.29
3	6.25	6.25	20.57	20.57	51	6.31	6.29	9.04	12.84
4	6.05	6.05	20.29	20.29	52	6.11	6.10	8.71	12.35
5	6.25	6.25	20.09	20.09	53	6.31	6.29	8.75	12.58
6	6.05	6.05	19.79	19.79	54	6.11	6.10	8.43	12.10
7	6.05	6.05	19.54	19.54	55	6.11	6.10	8.30	12.15
8	6.25	6.25	19.33	19.33	56	6.32	6.30	8.36	12.22
9	6.05	6.05	19.01	19.01	57	6.11	6.10	8.07	11.70
10	6.25	6.24	18.80	18.80	58	6.32	6.31	8.17	11.98
11	6.05	6.05	18.47	18.47	59	6.13	6.12	7.97	11.69
12	6.05	6.05	18.19	18.49	60	6.20	6.18	8.26	12.32
13	6.40	6.22	18.05	18.46	61	6.95	6.88	10.19	12.42
14	6.05	6.05	17.63	18.06	62	6.56	6.49	8.52	11.04
15	6.25	6.12	17.42	18.08	63	6.78	6.71	8.80	11.61
16	6.05	6.03	17.06	17.78	64	6.56	6.49	8.52	11.23
17	6.25	6.10	16.86	17.77	65	6.78	6.71	8.80	11.64
18	6.05	6.02	16.49	17.45	66	6.56	6.49	8.52	11.25
19	6.05	6.01	16.20	17.36	67	6.56	6.49	8.52	11.38
20	6.25	6.09	16.01	17.30	68	6.78	6.71	8.80	11.68
21	6.05	6.00	15.63	16.96	69	6.56	6.49	8.52	11.28
22	6.25	6.09	15.44	16.98	70	6.78	6.70	8.80	11.69
23	6.05	5.99	15.06	16.64	71	6.56	6.49	8.52	11.31
24	6.05	6.00	14.78	16.57	72	6.56	6.48	8.52	11.43
25	6.55	6.34	14.84	16.76	73	7.26	7.17	9.43	12.36
26	6.05	5.99	14.22	15.96	74	6.56	6.48	8.52	11.16
27	6.25	6.12	14.05	16.22	75	6.78	6.70	8.80	11.75
28	6.05	6.00	13.67	15.85	76	6.56	6.48	8.52	11.36
29	6.25	6.12	13.52	15.93	77	6.78	6.70	8.80	11.78
30	6.05	6.02	13.13	15.54	78	6.56	6.48	8.53	11.37
31	6.05	6.01	12.87	15.52	79	6.56	6.48	8.53	11.51
32	6.25	6.14	12.75	15.50	80	6.78	6.70	8.81	11.81
33	6.05	6.03	12.36	15.11	81	6.56	6.48	8.53	11.41
34	6.25	6.16	12.25	15.24	82	6.78	6.70	8.83	11.82
35	6.06	6.03	11.88	14.80	83	6.57	6.50	8.60	11.39
36	6.07	6.05	11.66	14.77	84	6.60	6.53	8.78	11.41
37	6.67	6.54	11.94	14.97	85	7.49	7.46	10.69	11.94
38	6.11	6.08	11.24	13.54	86	6.78	6.75	9.71	11.02
39	6.31	6.24	11.17	14.15	87	7.00	6.98	10.04	11.42
40	6.11	6.09	10.80	13.74	88	6.78	6.75	9.71	11.04
41	6.31	6.25	10.74	13.93	89	7.00	6.98	10.04	11.43
42	6.11	6.10	10.37	13.51	90	6.78	6.75	9.71	11.05
43	6.11	6.10	10.18	13.54	91	6.78	6.75	9.71	11.11
44	6.31	6.26	10.14	13.62	92	7.00	6.98	10.04	11.43
45	6.11	6.10	9.79	13.19	93	6.78	6.75	9.71	11.05
46	6.31	6.27	9.77	13.44	94	7.00	6.98	10.04	11.43
47	6.11	6.10	9.44	13.00	95	6.78	6.76	9.71	11.05
48	6.11	6.10	9.28	13.03	96	6.78	6.76	9.71	11.11

(1)  Based on the Pricing Assumptions and the cashflows are run to the Optional Termination.

(2) Assumes forward indices as indicated in the Excess Spread table below, the cashflows are run to the Optional Termination at the Pricing Speed.

(3) Assumes all indices increase instantaneously to 20.00% after the first distribution, the cashflows are run to the Optional Termination at the Pricing Speed and all payments from the Swap Agreement are received and applied.

(4) Assumes all indices increase instantaneously to 20.00% after the first distribution, the cashflows are run to the Optional Termination at the Pricing Speed, and all payments from the Swap Agreement and from the Cap Agreement are received and applied.

(5) The modeling assumptions are based on the Expected Closing Date.

Excess Spread (1)(4)
Period	FWD 1-moL	FWD 6-moL	FWD 1-yrL	FWD 1-yr CMT	XS at Static(2)	XS at FWD(3)	Period	FWD 1-moL	FWD 6-moL	FWD 1-yrL	FWD 1-yr CMT	XS at Static(2)	XS at FWD(3)
	(%)	(%)	(%)	(%)	(%)	(%)		(%)	(%)	(%)	(%)	(%)	(%)
1	5.32000	5.36000	5.39223	5.39223	1.776	1.776	49	5.12881	5.15618	5.19784	5.19784	1.163	1.294
2	5.33695	5.36673	5.39399	5.39399	0.880	0.881	50	5.13237	5.16093	5.20344	5.20344	0.730	0.873
3	5.34674	5.36472	5.38850	5.38850	0.884	0.884	51	5.14126	5.16814	5.21031	5.21031	0.874	1.007
4	5.34350	5.35713	5.36913	5.36913	0.872	0.872	52	5.14339	5.17256	5.21615	5.21615	0.724	0.862
5	5.33199	5.35043	5.34618	5.34618	0.882	0.881	53	5.15028	5.17848	5.22300	5.22300	0.871	1.001
6	5.32395	5.34001	5.31952	5.31952	0.864	0.864	54	5.15781	5.18446	5.22993	5.22993	0.718	0.847
7	5.32145	5.30910	5.28562	5.28562	0.860	0.860	55	5.16077	5.19115	5.23845	5.23845	0.716	0.844
8	5.29564	5.26666	5.24208	5.24208	0.878	0.880	56	5.16606	5.19871	5.24847	5.24847	0.870	0.991
9	5.23002	5.22768	5.20528	5.20528	0.851	0.861	57	5.17950	5.20722	5.25118	5.25118	0.715	0.829
10	5.20791	5.19171	5.17416	5.17416	0.875	0.890	58	5.18301	5.21655	5.23163	5.23163	0.879	0.987
11	5.17561	5.15084	5.14013	5.14013	0.842	0.863	59	5.19033	5.22773	5.21052	5.21052	0.734	0.839
12	5.11947	5.11320	5.10998	5.10998	0.837	0.871	60	5.21027	5.22375	5.18613	5.18613	0.808	0.887
13	5.09154	5.08890	5.09127	5.09127	0.910	0.953	61	5.21385	5.17786	5.16236	5.16236	1.446	1.478
14	5.06415	5.06340	5.07256	5.07256	0.828	0.881	62	5.18393	5.12184	5.13338	5.13338	1.145	1.215
15	5.04584	5.04255	5.05736	5.05736	0.868	0.930	63	5.06135	5.08189	5.11306	5.11306	1.325	1.512
16	5.01744	5.02896	5.04510	5.04510	0.819	0.893	64	5.05985	5.08037	5.11152	5.11152	1.150	1.343
17	5.00043	5.01716	5.03374	5.03374	0.865	0.950	65	5.05901	5.08020	5.11101	5.11101	1.330	1.518
18	5.00648	5.00764	5.02546	5.02546	0.809	0.899	66	5.05747	5.07831	5.10944	5.10944	1.155	1.349
19	4.98399	4.99721	5.01884	5.01884	0.804	0.907	67	5.05731	5.07713	5.10824	5.10824	1.158	1.351
20	4.96983	4.98641	5.01253	5.01253	0.861	0.973	68	5.05531	5.07580	5.12388	5.12388	1.338	1.527
21	4.97349	4.97956	5.00772	5.00772	0.795	0.914	69	5.05389	5.07470	5.14300	5.14300	1.163	1.359
22	4.95314	4.97661	5.00631	5.00631	0.858	0.989	70	5.05339	5.07352	5.16846	5.16846	1.344	1.534
23	4.94840	4.97527	5.00586	5.00586	0.786	0.928	71	5.05148	5.10258	5.19603	5.19603	1.169	1.365
24	4.96350	4.97445	5.00672	5.00672	0.781	0.924	72	5.05094	5.14968	5.22204	5.22204	1.173	1.365
25	4.94953	4.97381	5.00841	5.00841	1.012	1.156	73	5.13395	5.19810	5.24721	5.24721	1.715	1.803
26	4.94454	4.97390	5.01089	5.01089	0.772	0.937	74	5.19572	5.22274	5.26110	5.26110	1.179	1.224
27	4.96386	4.97642	5.01599	5.01599	0.852	1.011	75	5.19957	5.22536	5.26460	5.26460	1.360	1.398
28	4.95044	4.98039	5.02102	5.02102	0.764	0.939	76	5.20329	5.22783	5.26711	5.26711	1.186	1.224
29	4.95262	4.98580	5.02769	5.02769	0.849	1.027	77	5.20550	5.23134	5.27109	5.27109	1.367	1.400
30	4.97592	4.99206	5.03582	5.03582	0.756	0.931	78	5.20767	5.23396	5.27332	5.27332	1.193	1.228
31	4.96652	4.99829	5.04277	5.04277	0.751	0.937	79	5.21129	5.23676	5.27702	5.27702	1.197	1.229
32	4.97049	5.00478	5.05097	5.05097	0.846	1.032	80	5.21393	5.23984	5.28417	5.28417	1.378	1.404
33	4.99342	5.01467	5.05859	5.05859	0.744	0.926	81	5.21619	5.24255	5.29228	5.29228	1.205	1.232
34	4.98748	5.02278	5.06728	5.06728	0.845	1.032	82	5.21939	5.24621	5.30347	5.30347	1.387	1.409
35	4.99795	5.03279	5.07540	5.07540	0.743	0.930	83	5.22226	5.25694	5.31511	5.31511	1.223	1.247
36	5.02094	5.04201	5.08555	5.08555	0.750	0.926	84	5.22523	5.27433	5.32620	5.32620	1.257	1.288
37	5.01783	5.04823	5.09277	5.09277	1.129	1.288	85	5.25651	5.29367	5.33767	5.33767	1.970	1.998
38	5.02146	5.05444	5.10110	5.10110	0.774	0.954	86	5.27427	5.30268	5.34366	5.34366	1.451	1.471
39	5.04058	5.06310	5.11207	5.11207	0.890	1.057	87	5.27917	5.30672	5.34866	5.34866	1.634	1.649
40	5.03784	5.07257	5.11979	5.11979	0.766	0.943	88	5.28355	5.31023	5.35314	5.35314	1.460	1.472
41	5.04598	5.08273	5.12970	5.12970	0.887	1.058	89	5.28715	5.31477	5.35729	5.35729	1.644	1.651
42	5.06880	5.09409	5.14003	5.14003	0.758	0.921	90	5.29038	5.31848	5.36059	5.36059	1.470	1.476
43	5.06845	5.10109	5.14941	5.14941	0.755	0.923	91	5.29463	5.32323	5.36494	5.36494	1.475	1.477
44	5.07767	5.10980	5.15948	5.15948	0.884	1.043	92	5.29869	5.32641	5.36637	5.36637	1.658	1.656
45	5.09253	5.11939	5.16899	5.16899	0.748	0.904	93	5.30295	5.33025	5.36514	5.36514	1.486	1.479
46	5.09398	5.13047	5.17662	5.17662	0.881	1.034	94	5.30700	5.33434	5.36520	5.36520	1.669	1.659
47	5.10630	5.14377	5.18517	5.18517	0.740	0.892	95	5.31023	5.33386	5.36484	5.36484	1.496	1.486
48	5.12776	5.15176	5.19355	5.19355	0.737	0.876	96	5.31454	5.32882	5.36433	5.36433	1.501	1.494

(1)  Excess Spread is calculated as (Interest Remittance  - Capped Bond Interest – Net Swap Payment from the Trust + Net Swap Payment to the Trust)/Beginning Period Collateral Balance * 1200

(2)  XS at Static Assumes that One-Month LIBOR remains constant at a rate of 5.32% per annum, Six-Month LIBOR remains constant at a rate of 5.36% per annum, One-Year LIBOR remains constant at a rate of 5.34306% per annum and One-Year CMT remains constant at a rate of 5.32% per annum.

(3)  Assumes forward indices as indicated.

(4) The modeling assumptions are based on the Expected Closing Date.

Breakeven Table

Static LIBOR
Class	M1	M2	M3	M4
Rating (Moody’s / S&P)	Aa1 / AA+	Aa2 / AA+	Aa3 / AA	A1 / AA-

Loss Severity (%)	25.00	25.00	25.00	25.00
Default (CDR) (%)	10.16	8.61	7.40	6.47
Collateral Loss (%)	6.80	5.97	5.29	4.73

Class	M5	M6	M7	M8
Rating (Moody’s / S&P)	A2 / AA-	Baa1 / A+	Baa3 / A	Ba2 / BBB

Loss Severity (%)	25.00	25.00	25.00	25.00
Default (CDR) (%)	5.72	4.66	3.93	3.33
Collateral Loss (%)	4.26	3.57	3.07	2.64

Forward LIBOR
Class	M1	M2	M3	M4
Rating (Moody’s / S&P)	Aa1 / AA+	Aa2 / AA+	Aa3 / AA	A1 / AA-

Loss Severity (%)	25.00	25.00	25.00	25.00
Default (CDR) (%)	10.54	8.99	7.77	6.83
Collateral Loss (%)	6.99	6.18	5.50	4.95

Class	M5	M6	M7	M8
Rating (Moody’s / S&P)	A2 / AA-	Baa1 / A+	Baa3 / A	Ba2 / BBB

Loss Severity (%)	25.00	25.00	25.00	25.00
Default (CDR) (%)	6.07	5.00	4.26	3.67
Collateral Loss (%)	4.48	3.79	3.30	2.89
Assumptions:
The modeling assumptions are based on the Expected Closing Date
Run at Pricing Speed to Maturity
12 month lag to recovery
Triggers are failing
“Break” is the CDR that creates the first dollar loss on the related bond
Defaults are in addition to prepayments
Servicer advances 100% of principal and interest until liquidation

Annex II — Cap Contract Notional Schedule

Period	Accrual Start	Accrual End	Cap Base Calculation Amount($)(1)	Low Strike (%)	High Strike (%)
1	2/27/2007	3/25/2007	-	N/A	N/A
2	3/25/2007	4/25/2007	-	N/A	N/A
3	4/25/2007	5/25/2007	-	N/A	N/A
4	5/25/2007	6/25/2007	-	N/A	N/A
5	6/25/2007	7/25/2007	-	N/A	N/A
6	7/25/2007	8/25/2007	-	N/A	N/A
7	8/25/2007	9/25/2007	-	N/A	N/A
8	9/25/2007	10/25/2007	-	N/A	N/A
9	10/25/2007	11/25/2007	-	N/A	N/A
10	11/25/2007	12/25/2007	-	N/A	N/A
11	12/25/2007	1/25/2008	-	N/A	N/A
12	1/25/2008	2/25/2008	187,689,624.08	9.10	10.32
13	2/25/2008	3/25/2008	201,188,721.20	8.83	10.32
14	3/25/2008	4/25/2008	214,072,050.66	8.88	10.32
15	4/25/2008	5/25/2008	226,339,755.94	8.29	10.32
16	5/25/2008	6/25/2008	237,993,312.02	8.24	10.32
17	6/25/2008	7/25/2008	249,035,470.17	7.88	10.32
18	7/25/2008	8/25/2008	259,470,201.05	7.89	10.32
19	8/25/2008	9/25/2008	269,302,636.53	7.57	10.32
20	9/25/2008	10/25/2008	278,539,010.32	7.44	10.32
21	10/25/2008	11/25/2008	287,186,597.73	7.50	10.32
22	11/25/2008	12/25/2008	295,253,654.58	7.22	10.32
23	12/25/2008	1/25/2009	302,749,355.81	7.30	10.32
24	1/25/2009	2/25/2009	309,683,733.58	7.05	10.32
25	2/25/2009	3/25/2009	316,067,615.43	6.97	10.32
26	3/25/2009	4/25/2009	321,912,562.46	7.41	10.32
27	4/25/2009	5/25/2009	327,081,582.16	6.84	10.32
28	5/25/2009	6/25/2009	331,888,759.57	6.95	10.32
29	6/25/2009	7/25/2009	336,195,418.92	6.72	10.32
30	7/25/2009	8/25/2009	339,644,120.46	6.85	10.32
31	8/25/2009	9/25/2009	342,140,030.23	6.63	10.32
32	9/25/2009	10/25/2009	344,598,837.16	6.59	10.32
33	10/25/2009	11/25/2009	347,076,977.07	6.72	10.32
34	11/25/2009	12/25/2009	348,694,116.63	6.51	10.32
35	12/25/2009	1/25/2010	346,590,009.26	6.67	10.32
36	1/25/2010	2/25/2010	342,964,800.91	6.47	10.32
37	2/25/2010	3/25/2010	328,026,385.65	6.50	10.32
38	3/25/2010	4/25/2010	328,979,627.60	7.50	10.32
39	4/25/2010	5/25/2010	329,575,160.53	6.76	10.32
40	5/25/2010	6/25/2010	329,828,964.24	6.89	10.32
41	6/25/2010	7/25/2010	329,756,959.90	6.69	10.32
42	7/25/2010	8/25/2010	329,374,953.16	6.83	10.32
43	8/25/2010	9/25/2010	328,355,189.19	6.65	10.32
44	9/25/2010	10/25/2010	327,409,423.81	6.61	10.32
45	10/25/2010	11/25/2010	326,199,070.70	6.76	10.32
46	11/25/2010	12/25/2010	324,739,335.72	6.56	10.32
47	12/25/2010	1/25/2011	323,045,119.51	6.71	10.32
48	1/25/2011	2/25/2011	321,130,998.00	6.52	10.32
49	2/25/2011	3/25/2011	319,009,744.62	6.50	10.32
50	3/25/2011	4/25/2011	316,697,046.57	7.00	10.32
51	4/25/2011	5/25/2011	314,206,339.61	6.47	10.32
52	5/25/2011	6/25/2011	311,551,348.10	6.63	10.32
53	6/25/2011	7/25/2011	308,745,416.73	6.44	10.32
54	7/25/2011	8/25/2011	305,798,867.48	6.60	10.32
55	8/25/2011	9/25/2011	302,738,278.08	6.42	10.32
56	9/25/2011	10/25/2011	299,338,903.36	6.41	10.32
57	10/25/2011	11/25/2011	294,619,673.18	6.64	10.32
58	11/25/2011	12/25/2011	289,711,174.43	6.46	10.32
59	12/25/2011	1/25/2012	280,160,660.03	6.55	10.32
60	1/25/2012	2/25/2012	251,247,132.87	6.20	10.32
61	2/25/2012	3/25/2012	148,912,374.58	6.84	10.32
62	3/25/2012	4/25/2012	153,255,886.47	6.58	10.32
63	4/25/2012	5/25/2012	150,419,692.83	6.18	10.32
64	5/25/2012	6/25/2012	147,635,918.16	6.35	10.32
65	6/25/2012	7/25/2012	144,903,594.54	6.19	10.32
66	7/25/2012	8/25/2012	142,221,771.89	6.36	10.32
67	8/25/2012	9/25/2012	139,589,517.70	6.20	10.32
68	9/25/2012	10/25/2012	137,005,916.64	6.20	10.32
69	10/25/2012	11/25/2012	134,470,070.27	6.38	10.32
70	11/25/2012	12/25/2012	131,981,096.76	6.22	10.32
71	12/25/2012	1/25/2013	129,538,130.51	6.39	10.32
72	1/25/2013	2/25/2013	127,140,321.92	6.23	10.32
73	2/25/2013	3/25/2013	124,786,837.07	6.23	10.32
74	3/25/2013	4/25/2013	122,476,857.43	6.66	10.32
75	4/25/2013	5/25/2013	120,209,579.55	6.25	10.32
76	5/25/2013	6/25/2013	117,984,214.84	6.42	10.32
77	6/25/2013	7/25/2013	115,799,989.25	6.26	10.32
78	7/25/2013	8/25/2013	113,208,406.67	6.44	10.32
79	8/25/2013	9/25/2013	111,112,442.90	6.27	10.32
80	9/25/2013	10/25/2013	109,055,228.79	6.28	10.32
81	10/25/2013	11/25/2013	106,911,931.63	6.45	10.32
82	11/25/2013	12/25/2013	104,357,964.26	6.30	10.32
83	12/25/2013	1/25/2014	99,680,566.10	6.50	10.32
84	1/25/2014	2/25/2014	89,931,884.04	6.42	10.32
85	2/25/2014	3/25/2014	49,955,609.57	7.04	10.32
86	3/25/2014	4/25/2014	46,574,128.13	6.73	10.32
87	4/25/2014	5/25/2014	45,711,261.34	6.55	10.32
88	5/25/2014	6/25/2014	44,864,354.50	6.72	10.32
89	6/25/2014	7/25/2014	44,033,112.77	6.58	10.32
90	7/25/2014	8/25/2014	43,217,246.72	6.75	10.32
91	8/25/2014	9/25/2014	42,416,472.27	6.61	10.32
92	9/25/2014	10/25/2014	41,630,510.60	6.63	10.32
93	10/25/2014	11/25/2014	40,859,088.01	6.8	10.32
94	11/25/2014	12/25/2014	40,101,935.87	6.66	10.32
95	12/25/2014	1/25/2015	39,358,790.52	6.83	10.32
96	1/25/2015	2/25/2015	38,629,393.14	6.70	10.32
97	2/25/2015	3/25/2015	37,913,489.72	6.72	10.32
98	3/25/2015	4/25/2015	37,210,830.90	6.85	10.32
99	4/25/2015	5/25/2015	36,521,171.96	6.71	10.32
100	5/25/2015	6/25/2015	35,844,272.68	6.83	10.32
101	6/25/2015	7/25/2015	35,179,897.28	6.80	10.32
102	7/25/2015	8/25/2015	34,527,814.33	6.90	10.32
103	8/25/2015	9/25/2015	33,887,796.67	6.84	10.32
104	9/25/2015	10/25/2015	33,259,621.35	6.86	10.32
105	10/25/2015	11/25/2015	32,643,069.52	6.93	10.32
106	11/25/2015	12/25/2015	32,037,926.38	6.90	10.32
107	12/25/2015	1/25/2016	31,443,981.08	6.96	10.32
108	1/25/2016	2/25/2016	30,861,026.69	6.85	10.32
109	2/25/2016	3/25/2016	30,288,860.07	6.97	10.32
110	3/25/2016	4/25/2016	29,727,281.86	6.99	10.32
111	4/25/2016	5/25/2016	29,176,096.37	6.91	10.32
112	5/25/2016	6/25/2016	28,562,758.40	6.91	10.32
113	6/25/2016	7/25/2016	28,033,118.63	6.95	10.32
114	7/25/2016	8/25/2016	27,099,983.25	6.92	10.32
115	8/25/2016	9/25/2016	26,597,381.68	6.71	10.32
116	9/25/2016	10/25/2016	26,104,083.30	6.84	10.32
117	10/25/2016	11/25/2016	25,619,916.15	6.77	10.32
118	11/25/2016	12/25/2016	25,082,267.52	6.76	10.32
119	12/25/2016	1/25/2017	24,424,492.77	6.69	10.32
120	1/25/2017	2/25/2017	22,787,438.92	6.50	10.32

(1)

The amounts in this column represent the amounts calculated pursuant to the formula described under “Cap Contract” in this term sheet.

Annex III - Swap Agreement Notional Schedule
Period	Accrual Start	Accrual End	Swap Base Calculation Amount ($)(1)	Swap Rate (%)	Period	Accrual Start	Accrual End	Swap Base Calculation Amount ($)(1)	Swap Rate (%)
1	2/27/2007	3/25/2007	982,222,683	5.22	37	2/25/2010	3/25/2010	147,320,813	5.22
2	3/25/2007	4/25/2007	944,222,224	5.22	38	3/25/2010	4/25/2010	137,578,196	5.22
3	4/25/2007	5/25/2007	907,072,664	5.22	39	4/25/2010	5/25/2010	128,355,636	5.22
4	5/25/2007	6/25/2007	870,785,314	5.22	40	5/25/2010	6/25/2010	119,634,158	5.22
5	6/25/2007	7/25/2007	835,369,823	5.22	41	6/25/2010	7/25/2010	111,394,898	5.22
6	7/25/2007	8/25/2007	800,834,200	5.22	42	7/25/2010	8/25/2010	103,619,165	5.22
7	8/25/2007	9/25/2007	767,184,840	5.22	43	8/25/2010	9/25/2010	96,288,465	5.22
8	9/25/2007	10/25/2007	734,426,553	5.22	44	9/25/2010	10/25/2010	89,381,417	5.22
9	10/25/2007	11/25/2007	702,562,598	5.22	45	10/25/2010	11/25/2010	82,884,018	5.22
10	11/25/2007	12/25/2007	671,594,720	5.22	46	11/25/2010	12/25/2010	76,778,385	5.22
11	12/25/2007	1/25/2008	641,523,189	5.22	47	12/25/2010	1/25/2011	71,046,990	5.22
12	1/25/2008	2/25/2008	612,346,844	5.22	48	1/25/2011	2/25/2011	65,672,677	5.22
13	2/25/2008	3/25/2008	584,063,133	5.22	49	2/25/2011	3/25/2011	60,640,140	5.22
14	3/25/2008	4/25/2008	556,668,167	5.22	50	3/25/2011	4/25/2011	55,931,207	5.22
15	4/25/2008	5/25/2008	530,156,765	5.22	51	4/25/2011	5/25/2011	51,530,002	5.22
16	5/25/2008	6/25/2008	504,522,508	5.22	52	5/25/2011	6/25/2011	47,420,407	5.22
17	6/25/2008	7/25/2008	479,757,792	5.22	53	6/25/2011	7/25/2011	43,586,725	5.22
18	7/25/2008	8/25/2008	455,853,884	5.22	54	7/25/2011	8/25/2011	40,016,329	5.22
19	8/25/2008	9/25/2008	432,800,975	5.22	55	8/25/2011	9/25/2011	36,680,377	5.22
20	9/25/2008	10/25/2008	410,588,242	5.22	56	9/25/2011	10/25/2011	33,580,296	5.22
21	10/25/2008	11/25/2008	389,203,906	5.22	57	10/25/2011	11/25/2011	30,703,538	5.22
22	11/25/2008	12/25/2008	368,635,290	5.22	58	11/25/2011	12/25/2011	28,030,816	5.22
23	12/25/2008	1/25/2009	348,868,878	5.22	59	12/25/2011	1/25/2012	25,543,277	5.22
24	1/25/2009	2/25/2009	329,890,378	5.22	60	1/25/2012	2/25/2012	23,177,635	5.22
25	2/25/2009	3/25/2009	311,684,781	5.22	61	2/25/2012	3/25/2012	20,756,302	5.22
26	3/25/2009	4/25/2009	294,236,422	5.22
27	4/25/2009	5/25/2009	277,529,040	5.22
28	5/25/2009	6/25/2009	261,545,795	5.22
29	6/25/2009	7/25/2009	246,269,456	5.22
30	7/25/2009	8/25/2009	231,682,328	5.22
31	8/25/2009	9/25/2009	217,766,350	5.22
32	9/25/2009	10/25/2009	204,502,986	5.22
33	10/25/2009	11/25/2009	191,873,812	5.22
34	11/25/2009	12/25/2009	179,860,012	5.22
35	12/25/2009	1/25/2010	168,442,622	5.22
36	1/25/2010	2/25/2010	157,602,582	5.22

(1)  The amounts in this column represent the amounts calculated pursuant to clause (a) of the formula described under “Swap Agreement /Swap Account” in this term sheet.

Annex IV – The Loans

ARM Summary
All records

Summary	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Net Coupon	Non-Zero Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Conforming Non-Conforming	5 1,395	1,264,178 980,104,205	0.13 99.87	6.083 6.455	5.883 6.253	693 711	67.18 72.72	73.87 78.26	0.00 7.50
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49

Total Balance:

$981,368,382.89

Avg Loan Balance:

$700,977.42

WA Gross Rate:

6.454%

WA Net Rate: 6.253%

Non-Zero WA FICO: 711

WA LTV: 72.71

WA Rem Term: 360

WA Months to Reset: 79

As of Date:

2007-01-01

WA Gross Margin: 2.262%

WA First Periodic Cap:

4.867%

WA Max Rate:

11.529%

10%:

93.91

Cal %:

60.12

			% of Pool	Weighted		Non-Zero	Weighted	Weighed
Number			By	Average	Weighted	Weighted	Average	Average
Current Principal Balance	of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
$50,000.01 - $100,000.00	1	71,250	0.01	8.875	8.675	629	75.00	90.00	0.00
$200,000.01 - $250,000.00	2	446,000	0.05	6.293	6.093	747	52.91	52.91	0.00
$300,000.01 - $417,000.00	2	746,928	0.08	5.691	5.491	667	74.95	84.84	0.00
$417,000.01 - $600,000.00	767	386,948,624	39.43	6.424	6.221	710	75.59	81.92	8.16
$600,000.01 - $800,000.00	300	205,171,583	20.91	6.492	6.290	706	73.22	79.73	7.11
$800,000.01 - $1,000,000.00	150	138,172,792	14.08	6.423	6.223	706	70.17	75.45	10.22
$1,000,000.01 - $1,250,000.00	73	82,976,269	8.46	6.407	6.207	715	67.73	70.61	6.73
$1,250,000.01 - $1,500,000.00	66	91,626,432	9.34	6.522	6.322	725	70.57	74.66	5.94
$1,500,000.01 - $1,750,000.00	13	21,586,683	2.20	6.534	6.334	712	73.48	79.32	0.00
$1,750,000.01 - $2,000,000.00	15	28,598,800	2.91	6.402	6.202	714	66.70	72.44	0.00
$2,000,000.01 - $2,250,000.00	5	10,848,396	1.11	6.674	6.474	721	72.85	72.85	19.91
$2,250,000.01 - $2,500,000.00	6	14,174,626	1.44	6.722	6.522	734	65.88	66.70	0.00
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49
Minimum: $71,250.00
Maximum: $2,500,000.00
Average: $700,977.42

			% of Pool	Weighted		Non-Zero	Weighted	Weighted
	Number		By	Average	Weighted	Weighted	Average	Average
Loan Servicers	of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
Countrywide Home Loans	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49

ARM Summary
All records

			% of Pool	Weighted		Non-Zero	Weighted	Weighted
	Number		By	Average	Weighted	Weighted	Average	Average
Loan Originators	of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
Countrywide Home Loans	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49

			% of Pool	Weighted		Non-Zero	Weighted	Weighted
	Number		By	Average	Weighted	Weighted	Average	Average
Current Gross Rate	of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
4.001% - 4.500%	2	1,487,666	0.15	4.418	4.218	743	73.23	78.15	0.00
4.501% - 5.000%	15	8,716,001	0.89	4.853	4.653	706	79.38	88.75	5.63
5.001% - 5.500%	69	40,343,446	4.11	5.372	5.172	715	72.60	80.39	14.73
5.501% - 6.000%	263	178,799,654	18.22	5.867	5.667	713	70.21	74.66	11.87
6.001% - 6.500%	541	390,365,318	39.78	6.333	6.132	715	71.20	75.39	7.13
6.501% - 7.000%	331	235,729,805	24.02	6.785	6.581	707	75.11	80.92	6.79
7.001% or more	179	125,926,492	12.83	7.526	7.323	702	76.00	85.84	1.61
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49
Minimum: 4.250% Maximum: 8.875% Weighted Average: 6.454%

			% of Pool	Weighted		Non-Zero	Weighted	Weighted
	Number		By	Average	Weighted	Weighted	Average	Average
Gross Margin	of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
2.000% or less	1	795,000	0.08	6.750	6.550	704	79.50	79.50	0.00
2.001% - 2.250%	1,376	967,735,341	98.61	6.448	6.248	711	72.66	78.22	7.45
2.501% - 2.750%	11	5,558,678	0.57	6.350	6.099	674	72.19	77.61	17.10
2.751% - 3.000%	3	1,663,900	0.17	6.706	6.016	694	88.96	88.96	28.55
3.001% - 3.250%	4	2,662,469	0.27	6.883	6.522	668	73.81	73.81	0.00
3.251% - 3.500%	1	808,000	0.08	8.125	7.925	714	80.00	100.00	0.00
3.751% - 4.000%	1	560,000	0.06	8.125	7.925	661	80.00	80.00	0.00
4.001% - 4.250%	1	513,395	0.05	7.875	7.675	654	75.00	75.00	0.00
4.751% - 5.000%	2	1,071,600	0.11	8.351	8.151	702	77.34	92.34	0.00
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49
Minimum: 2.000% Maximum: 5.000% Weighted Average: 2.262%

ARM Summary
All records

				% of Pool	Weighted		Non-Zero	Weighted	Weighted
		Number		By	Average	Weighted	Weighted	Average	Average
Current Net Rate		of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
4.001%	- 4.500%	3	2,356,466	0.24	4.494	4.294	718	73.88	82.51	0.00
4.501%	- 5.000%	17	10,351,676	1.05	4.938	4.738	701	76.76	87.21	13.44
5.001%	- 5.500%	98	58,742,318	5.99	5.473	5.273	719	73.10	79.98	11.97
5.501%	- 6.000%	316	221,628,054	22.58	5.966	5.764	712	69.65	73.34	11.98
6.001%	- 6.500%	542	388,010,358	39.54	6.412	6.210	716	71.98	76.49	6.72
6.501%	- 7.000%	279	198,927,828	20.27	6.878	6.676	704	75.27	82.08	5.25
7.001% or more		145	101,351,683	10.33	7.620	7.420	701	76.51	86.23	2.00
Total:		1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49
Minimum: 4.050% Maximum: 8.675% Weighted Average: 6.253%

			% of Pool	Weighted		Non-Zero	Weighted	Weighted
	Number		By	Average	Weighted	Weighted	Average	Average
Amortization Type	of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
Fully Amortizing	95	59,810,251	6.09	6.488	6.288	712	72.96	76.51	8.97
Interest Only	1,305	921,558,132	93.91	6.452	6.250	711	72.69	78.37	7.39
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49

			% of Pool	Weighted		Non-Zero	Weighted	Weighted
	Number		By	Average	Weighted	Weighted	Average	Average
Remaining Months to maturity	of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
341 - 350	2	991,900	0.10	5.616	5.416	737	73.81	73.81	0.00
351 - 355	11	9,383,294	0.96	7.118	6.918	690	73.29	83.74	6.07
356 - 360	1,381	967,695,819	98.61	6.449	6.248	711	72.73	78.26	7.54
361 or more	6	3,297,370	0.34	6.312	6.112	714	64.14	64.14	0.00
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49
Minimum: 342 Maximum: 480 Weighted Average: 360

ARM Summary
All records

Seasoning	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Net Coupon	Non-Zero Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
0 <= 1 - 6 7 - 12 13 - 18	1,112 278 9 1	783,456,416 190,459,592 6,702,475 749,900	79.83 19.41 0.68 0.08	6.413 6.610 6.945 5.250	6.211 6.410 6.745 5.050	710 716 695 739	72.68 72.81 73.04 74.99	78.19 78.44 81.50 74.99	7.61 6.99 8.50 0.00
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49
Minimum: 0 Maximum: 18 Weighted Average: 0

Index for loans	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Net Coupon	Non-Zero Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
1 YR CMT 1 YR LIBOR 6 MO LIBOR	5 1,342 53	2,840,500 947,717,028 30,810,855	0.29 96.57 3.14	6.416 6.438 6.952	6.216 6.237 6.752	670 711 713	72.75 72.67 73.86	78.14 78.12 82.39	0.00 7.64 3.56
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49

				% of Pool	Weighted		Non-Zero	Weighted	Weighted
		Number		By	Average	Weighted	Weighted	Average	Average
Months to Roll		of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
25	- 36	73	51,742,847	5.27	6.303	6.103	712	70.90	77.43	3.63
37	- 60	609	410,450,333	41.82	6.429	6.226	708	73.30	80.06	9.46
61	- 84	399	279,285,703	28.46	6.524	6.324	714	72.96	77.62	8.87
85	- 120	226	165,072,945	16.82	6.460	6.259	711	72.45	76.73	4.23
121 >=		93	74,816,555	7.62	6.421	6.221	716	70.34	74.66	1.39
Total:		1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49
Average AS OF: 2007-01-01 Minimum: 26 Maximum: 121
Weighted Average: 79

ARM Summary
All records

First Adjustment Cap	Number of Loans	Principal Balance	% of Pool By Principal Balance	Weighted Average Gross Coupon	Weighted Average Net Coupon	Non-Zero Weighted Average FICO	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
2.000% 5.000% 6.000%	72 1,287 41	51,048,015 907,572,742 22,747,625	5.20 92.48 2.32	6.253 6.456 6.816	6.053 6.255 6.616	713 711 713	71.03 72.77 73.90	77.12 78.23 81.71	3.68 7.84 2.22
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49
Minimum: 2.000% Maximum: 6.000% Weighted Average: 4.867%

			% of Pool	Weighted		Non-Zero	Weighted	Weighted
	Number		By	Average	Weighted	Weighted	Average	Average
Lifetime Maximum Rate	of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
9.501% - 10.000%	13	7,777,282	0.79	4.849	4.649	705	79.22	89.72	6.31
10.001% - 10.500%	59	34,150,963	3.48	5.328	5.128	715	73.50	81.18	17.40
10.501% - 11.000%	247	168,614,921	17.18	5.865	5.665	712	70.25	74.63	12.58
11.001% - 11.500%	514	372,486,628	37.96	6.313	6.113	715	71.05	75.40	7.23
11.501% - 12.000%	327	233,299,550	23.77	6.741	6.537	708	75.03	80.71	6.22
12.001% or more	240	165,039,038	16.82	7.277	7.074	704	75.20	83.79	2.67
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49
Minimum: 9.625% Maximum: 14.875% Weighted Average: 11.529%

	Number		% of Pool By	Weighted Average	Weighted	Non-Zero Weighted	Weighted Average	Weighted Average
Distribution by IO only terms	of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
0	95	59,810,251	6.09	6.488	6.288	712	72.96	76.51	8.97
36	11	7,724,419	0.79	6.636	6.436	714	72.72	82.80	0.00
60	107	71,378,419	7.27	6.376	6.176	711	70.44	75.37	13.84
84	53	37,815,368	3.85	6.561	6.361	715	72.90	76.60	12.02
120	1,134	804,639,926	81.99	6.452	6.250	711	72.88	78.68	6.68
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49

ARM Summary
All records

			% of Pool	Weighted		Non-Zero	Weighted	Weighted
	Number		By	Average	Weighted	Weighted	Average	Average
Original Prepayment Penalty Term	of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
0	917	658,531,833	67.10	6.490	6.289	712	71.91	77.02	7.75
6	1	937,500	0.10	8.000	7.800	773	75.00	90.00	0.00
12	283	185,903,444	18.94	6.341	6.139	707	75.01	82.02	6.59
36	136	89,922,513	9.16	6.424	6.221	712	74.17	79.99	5.88
60	63	46,073,093	4.69	6.422	6.222	707	71.89	77.02	10.76
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49

			% of Pool	Weighted		Non-Zero	Weighted	Weighted
	Number		By	Average	Weighted	Weighted	Average	Average
Original LTV	of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
50.00% or less	61	47,979,258	4.89	6.224	6.024	721	40.21	41.89	5.21
50.01% - 55.00%	35	29,558,620	3.01	6.264	6.064	718	53.11	53.58	5.24
55.01%-60.00%	50	42,397,323	4.32	6.160	5.960	707	57.83	59.55	9.81
60.01%-65.00%	84	68,028,376	6.93	6.333	6.133	708	63.28	67.25	5.20
65.01% - 70.00%	151	124,955,818	12.73	6.428	6.228	704	69.04	72.41	8.50
70.01% - 75.00%	197	151,107,006	15.40	6.604	6.404	708	74.07	79.64	6.99
75.01%- 80.00%	798	504,791,782	51.44	6.481	6.281	713	79.58	86.97	7.44
80.01% - 85.00%	5	2,786,466	0.28	7.072	6.827	712	81.94	87.46	36.68
85.01% - 90.00%	16	8,218,562	0.84	6.748	6.378	702	89.33	89.33	24.11
90.01% - 95.00%	3	1,545,171	0.16	6.865	6.665	702	94.62	94.62	0.00
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49
Minimum: 8.17 Maximum: 95.00 Weighted Average: 72.71

			% of Pool	Weighted		Non-Zero	Weighted	Weighted
	Number		By	Average	Weighted	Weighted	Average	Average
Combined LTV	of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
50.00% or less	56	43,819,258	4.47	6.244	6.044	722	39.93	40.29	3.65
50.01%-55.00%	35	29,311,889	2.99	6.243	6.043	721	52.48	53.16	5.29
55.01% - 60.00%	48	40,778,323	4.16	6.138	5.938	710	57.14	57.75	8.53
60.01% - 65.00%	71	54,524,867	5.56	6.281	6.081	711	63.22	63.23	6.73
65.01% - 70.00%	130	105,058,239	10.71	6.353	6.153	705	68.44	68.92	9.35
70.01% - 75.00%	135	97,242,048	9.91	6.513	6.313	709	73.49	74.06	9.17
75.01% - 80.00%	402	273,941,689	27.91	6.456	6.256	713	78.76	79.28	8.60
80.01% - 85.00%	35	28,918,085	2.95	6.573	6.369	717	76.27	83.50	5.26
85.01% - 90.00%	193	133,966,283	13.65	6.573	6.363	703	77.65	89.45	9.30
90.01%-95.00%	71	45,864,784	4.67	6.619	6.419	711	78.60	94.67	5.56
95.01% - 100.00%	224	127,942,916	13.04	6.575	6.375	714	79.44	99.81	3.42
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49
Minimum: 8.17 Maximum: 100.00 Weighted Average: 78.26

ARM Summary
All records

			% of Pool	Weighted		Non-Zero	Weighted	Weighted
	Number		By	Average	Weighted	Weighted	Average	Average
Geographical Distribution (Top 5)	of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
California	839	590,030,534	60.12	6.383	6.182	712	73.06	79.26	5.85
Florida	102	76,615,785	7.81	6.598	6.398	712	72.42	77.37	5.99
Virginia	48	31,658,828	3.23	6.371	6.171	706	73.52	75.87	15.18
Arizona	38	26,567,892	2.71	6.482	6.282	706	71.32	77.79	5.28
Washington	36	25,838,203	2.63	6.444	6.244	713	69.91	73.42	17.68
Other	337	230,657,140	23.50	6.598	6.393	710	72.28	76.90	10.23
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49

			% of Pool	Weighted		Non-Zero	Weighted	Weighted
	Number		By	Average	Weighted	Weighted	Average	Average
California loan breakdown	of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
Northern CA	197	127,911,088	13.03	6.356	6.154	707	73.04	79.59	8.37
Southern CA	642	462,119,446	47.09	6.391	6.190	713	73.06	79.17	5.16
State not in CA	561	391,337,848	39.88	6.561	6.359	710	72.18	76.74	9.95
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49

			% of Pool	Weighted		Non-Zero	Weighted	Weighted
	Number		By	Average	Weighted	Weighted	Average	Average
Top 10 Zip Codes	of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
92603	5	8,017,700	0.82	6.216	6.016	719	76.25	77.99	0.00
92673	5	6,753,294	0.69	6.596	6.396	753	75.27	78.41	0.00
92101	9	6,519,795	0.66	6.749	6.549	704	73.44	74.63	7.04
92127	8	6,373,500	0.65	6.535	6.335	733	76.31	82.30	0.00
90266	6	6,201,300	0.63	6.427	6.227	693	63.73	65.66	0.00
92118	4	6,126,250	0.62	6.410	6.210	756	58.15	58.15	0.00
91302	6	5,727,000	0.58	6.290	6.090	712	58.05	60.31	17.46
92880	11	5,489,941	0.56	6.238	6.038	701	78.42	87.86	8.95
92657	3	5,449,640	0.56	6.144	5.944	748	61.22	66.63	0.00
91356	5	5,330,000	0.54	6.702	6.502	723	73.48	84.31	0.00
Other	1,338	919,379,963	93.68	6.456	6.254	710	72.91	78.56	7.78
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49

ARM Summary
All records

				% of Pool	Weighted		Non-Zero	Weighted	Weighted
		Number		By	Average	Weighted	Weighted	Average	Average
FICO Scores		of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
600 or less or Not Available		3	1,925,773	0.20	6.230	6.030	0	60.74	60.74	0.00
601	- 620	13	8,848,576	0.90	6.605	6.391	618	72.32	73.72	37.60
621	- 640	78	48,007,621	4.89	6.505	6.300	632	69.92	74.84	38.53
641	- 660	116	75,592,652	7.70	6.651	6.449	651	72.77	77.29	22.07
661	- 680	169	122,791,079	12.51	6.525	6.325	671	72.21	78.43	4.49
681	- 700	274	193,650,870	19.73	6.411	6.209	690	73.47	79.01	4.66
701	- 720	209	148,458,170	15.13	6.469	6.267	711	74.05	81.35	3.80
721	- 740	153	109,057,325	11.11	6.454	6.251	731	73.61	80.38	3.19
741	- 760	162	112,228,388	11.44	6.388	6.188	751	73.05	78.18	2.74
761 or more		223	160,807,928	16.39	6.372	6.172	781	71.05	74.91	5.13
Total:		1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49
Minimum (not less than 400): 601 Maximum: 816 Non-Zero Weighted Average: 711

	Number		% of Pool By	Weighted Average	Weighted	Non-Zero Weighted	Weighted Average	Weighted Average
Mortgage Properties	of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
Condominium	204	128,389,344	13.08	6.507	6.306	718	76.10	81.83	15.30
PUD	348	252,340,130	25.71	6.364	6.162	717	72.80	79.28	7.65
Single Family	803	563,156,639	57.38	6.471	6.269	706	72.01	77.20	5.32
Two- to Four Family	45	37,482,270	3.82	6.637	6.437	715	71.05	75.00	12.24
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49

			% of Pool	Weighted		Non-Zero	Weighted	Weighted
	Number		By	Average	Weighted	Weighted	Average	Average
Occupancy types	of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
Investor	162	107,718,199	10.98	6.769	6.569	725	72.49	74.09	15.40
Primary	1,162	816,297,782	83.18	6.404	6.202	709	72.88	79.13	6.43
Secondary	76	57,352,402	5.84	6.583	6.383	719	70.62	73.66	7.69
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49

			% of Pool	Weighted		Non-Zero	Weighted	Weighted
	Number		By	Average	Weighted	Weighted	Average	Average
Loan Purpose	of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
Purchase	550	366,228,662	37.32	6.482	6.281	719	77.45	87.30	6.65
Cash Out Refinance	509	370,244,101	37.73	6.447	6.246	704	69.19	71.35	8.01
Rate/Term Refinance	341	244,895,620	24.95	6.424	6.220	709	70.94	75.18	7.95
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49

ARM Summary
All records

			% of Pool	Weighted		Non-Zero	Weighted	Weighted
	Number		By	Average	Weighted	Weighted	Average	Average
Document Type	of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
Full	108	73,498,189	7.49	6.225	6.018	678	73.59	77.45	100.00
Limited	19	12,216,200	1.24	6.063	5.863	758	74.54	77.00	0.00
No Doc	26	14,686,634	1.50	6.297	6.097	727	63.57	63.57	0.00
No Ratio	130	84,853,826	8.65	6.629	6.429	716	71.93	75.73	0.00
Reduced	1,069	761,752,938	77.62	6.458	6.257	713	73.06	79.18	0.00
Stated Doc	46	33,380,604	3.40	6.654	6.454	713	68.16	72.39	0.00
Streamline	2	979,990	0.10	5.707	5.507	656	70.53	70.53	0.00
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49

			% of Pool	Weighted		Non-Zero	Weighted	Weighted
	Number		By	Average	Weighted	Weighted	Average	Average
DTI Ratio	of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
<= 0.00	160	101,732,460	10.37	6.574	6.374	717	70.80	74.04	0.00
5.01 - 10.00	8	7,746,500	0.79	5.870	5.670	730	55.99	55.99	30.17
10.01 - 15.00	6	5,162,852	0.53	6.130	5.930	698	71.78	73.56	38.32
15.01 - 20.00	34	26,633,345	2.71	6.375	6.175	722	68.98	72.24	11.17
20.01 - 25.00	63	49,407,336	5.03	6.456	6.256	713	68.55	70.94	13.19
25.01 - 30.00	117	91,722,215	9.35	6.474	6.274	706	71.90	75.96	3.69
30.01 - 35.00	174	125,972,743	12.84	6.399	6.199	710	71.17	75.76	7.42
35.01 - 40.00	257	185,598,990	18.91	6.426	6.223	710	72.72	79.61	4.18
40.01 - 45.00	307	208,552,350	21.25	6.497	6.293	712	75.45	82.99	6.73
45.01 - 50.00	193	126,489,363	12.89	6.442	6.238	709	74.31	80.94	10.86
50.01 - 55.00	71	45,439,209	4.63	6.401	6.201	697	75.34	80.14	21.90
55.01 - 60.00	10	6,911,020	0.70	6.679	6.479	726	73.29	79.73	21.46
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49

			% of Pool	Weighted		Non-Zero	Weighted	Weighted
	Number		By	Average	Weighted	Weighted	Average	Average
Origination Channel	of Loans	Principal Balance	Principal Balance	Gross Coupon	Average Net Coupon	Average FICO	Original LTV	Combined LTV	% Full Alt Doc
Bulk Origination	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49
Total:	1,400	981,368,383	100.00	6.454	6.253	711	72.71	78.26	7.49

FOR ADDITIONAL INFORMATION PLEASE CALL:

UBS Securities LLC

Mortgage Backed Finance
Sameer Tikoo	212-713-2952
Agnes Teng	212-713-4593
Kenneth Han	212-713-1329
Beau Russo	212-713-9946
Cameron Pittman	212-713-8462
Mike Parniawski	212-713-9686

ARMs Trading
John Lee	212-713-2860
Ciaran O’Brien	212-713-2860
Nathan Baruch	212-713-2860

Rating Agency Contacts

Standard & Poor’s
Rani Manasseh	212-438-1130

Moody’s
Stephanie Poage	415-274-1741